Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Annual Report (Form 10-K) of Cognos Incorporated for the year ended February 28, 2007 of our reports dated March 28, 2007 with respect to the consolidated financial statements and financial statement schedule of Cognos Incorporated, Cognos Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cognos Incorporated.

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 33-39562) pertaining to the 1988-1993 Stock Option Plan;

(2)	Registration Statement (Form S-8 No. 33-72402) pertaining to the 1993-1998 Cognos Employee Stock Purchase Plan;

(3)	Registration Statement (Form S-8 No. 33-72404) pertaining to the 1993-1998 Stock Option Plan;

(4)	Registration Statement (Form S-8 No. 333-8552) pertaining to the 1997-2002 Stock Option Plan;

(5)	Registration Statement (Form S-8 No. 333-102793) pertaining to the 2002-2005 Restricted Share Unit Plan;

(6)	Registration Statement (Form S-8 No. 333-102794) pertaining to the Adaytum, Inc. 1999 Stock Option Plan;

(7)	Registration Statements (Forms S-8 Nos. 333-107965, 333-117981 and 333-128886) pertaining to the 2003-2008 Stock Option Plan;

(8)	Registration Statement (Form F-10 No. 333-90870);

(9)	Registration Statement (Form S-8 No. 333-138385) pertaining to the 2003-2016 Stock Option Plan;

(10)	Registration Statement (Form S-8 No. 333-138383) pertaining to the 2002-2015 Restricted Share Unit Plan; and

(11)	Registration Statement (Form S-8 No. 333-137535) pertaining to the Stock Option Agreement with the Cognos Incorporated Chief Operating Officer.

of our reports dated March 28, 2007, with respect to the consolidated financial statements and financial statement schedule of Cognos Incorporated, Cognos Incorporated management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Cognos Incorporated which are included in this Annual Report (Form 10-K) of Cognos Incorporated.

Ottawa, Canada	/s/ Ernst & Young LLP
April 27, 2007	Chartered Accountants
Licensed Public Accountants

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